Exhibit 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of August 9, 2021, is made by and among (i) CG Investments Inc. VI, a Canadian corporation (“Sponsor”), (ii) HB Strategies LLC, a Delaware limited liability company (“HB Strategies”), (iii) the other holders of Class B Common Stock, par value $0.0001 per share, of ENVI (“ENVI Class B Shares”) (such holders, the “Other Class B Shareholders” and together with Sponsor and HB Strategies, the “Shareholders,” and each a “Shareholder”), (iv) Environmental Impact Acquisition Corp., a Delaware corporation (“ENVI”), and (v) GreenLight Biosciences, Inc., a Delaware corporation (the “Company”). Each of the Shareholders, ENVI and the Company shall be referred to herein from time to time collectively as the “Parties” and each as a “Party.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof the Shareholders are collectively the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 5,175,000 ENVI Class B Shares, warrants (the “Private Placement Warrants”) to purchase 2,000,000 shares of Class A Common Stock, par value $0.0001 per share, of ENVI (“ENVI Class A Shares” and together with ENVI Class B Shares, the “ENVI Common Stock”) issued to HB Strategies pursuant to a private placement of securities, and warrants (the “Insider Warrants,” and together with the Private Placement Warrants and any other warrants to purchase ENVI Class A Shares that ENVI may issue to HB Strategies, Sponsor or any of their respective Affiliates after the date hereof, the “ENVI Warrants”) to purchase 750,000 ENVI Class A Shares issued to the Sponsor and certain directors and officers of ENVI (the ENVI Class B Shares, Private Placement Warrants and Insider Warrants owned by the Shareholders, together with any additional ENVI Common Stock or securities convertible into or exercisable or exchangeable for ENVI Common Stock issued as a result of a stock dividend, stock split, recapitalization, combination, reclassification or exchange of such shares, or upon exercise or conversion of such securities, the “Subject ENVI Securities”);

WHEREAS, concurrently with the execution and delivery of this Agreement, ENVI, the Company and Honey Bee Merger Sub, Inc., a Delaware corporation (“ENVI Merger Sub” and together with ENVI, the “ENVI Parties” and each an “ENVI Party”), are entering into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that, concurrently with the entry into the Business Combination Agreement by the parties thereto, the Parties will enter into this Agreement, pursuant to which, among other things, (a) the Shareholders agree that they will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger), (b) the Shareholders agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of ENVI, including under Article IV of the Amended and Restated Certificate of Incorporation of ENVI, or any other anti-dilution or similar protection with respect to all of the ENVI Class B Shares related to the transactions contemplated by the Business Combination Agreement, (c) subject to certain exceptions or as otherwise set forth herein, the Shareholders agree not, directly or indirectly, to sell, assign, transfer (including by operation of law), create any Lien or pledge, dispose of or otherwise encumber any securities or other equity interests of ENVI or otherwise agree to do any of the foregoing, and (d) the Shareholders agree not to solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, an ENVI Acquisition Proposal.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote.

(a) Each Shareholder (in his, her or its capacity as a shareholder of ENVI and on behalf of himself, herself and itself and not the other Shareholders) hereby irrevocably agrees, at any meeting of the shareholders of ENVI duly called and convened in accordance with the Governing Documents of ENVI, whether or not adjourned and however called, including at the ENVI Shareholders Meeting or otherwise, and in any action by written consent of the shareholders of ENVI, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of such Subject ENVI Securities (if any) held of record or beneficially by such Shareholder as of the date of this Agreement, or to which such Shareholder acquires record or beneficial ownership after the date hereof, in favor of each of the Transaction Proposals, in each case, to the extent Subject ENVI Securities are entitled to vote thereon or consent thereto and (ii) when such meeting is held, appear at such meeting or otherwise cause the Subject ENVI Securities to be counted as present thereat for the purpose of establishing a quorum, and (iii) to vote against, or cause to be voted against, or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, (A) any ENVI Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of such Shareholder’s covenants, agreements or obligations under this Agreement, (y) a breach of any of the ENVI Parties’ covenants, agreements or obligations under the Business Combination Agreement or (z) any of the conditions to the Closing set forth in Sections 6.1 or 6.3 of the Business Combination Agreement not being satisfied.

(b) Without limiting any other rights or remedies of the Company, each Shareholder hereby irrevocably appoints each of the chief executive officer, the chief financial officer and the general counsel of the Company, and each of them acting singly, or any other officer of the Company designated by the Company, as such Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, (i) to attend on behalf of such Shareholder any meeting of the shareholders of ENVI, including any ENVI Shareholders Meeting, with respect to the matters described in Section 1(a), (ii) to include the Subject ENVI Securities in any computation for purposes of establishing a quorum at any such meeting of the shareholders of ENVI, and (iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, as applicable, the Subject ENVI Securities on the matters specified in, and in accordance and consistent with Section 1(a) in connection with any such meeting or any action by written consent by the holders of ENVI Shares, in each case, in the event that such Shareholder fails to perform, to be counted as present at any meeting or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by each Shareholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Shareholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Shareholder and shall revoke any and all prior proxies granted by such Shareholder with respect to the Subject ENVI Securities. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject ENVI Securities and a vote or consent by such Shareholder of such Subject ENVI Securities (or any other Person with the power to vote or provide consent with respect to such Subject ENVI Securities) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

2. Waiver of Anti-dilution Protection. Each Shareholder hereby agrees that, at or before the Closing, all ENVI Class B Shares held by such Shareholder shall be converted into an identical number of ENVI Class A Shares, without any adjustment whatsoever, and each Shareholder shall take such action as shall be necessary to effectuate such conversion at such time. Each Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its, successors, heirs and assigns), and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the ENVI Class B Shares held by him, her or it convert into ENVI Class A Shares, including those set out in Article IV of the Amended and Restated Certificate of Incorporation of ENVI, in connection with the transactions contemplated by the Business Combination Agreement or otherwise. ENVI hereby acknowledges and agrees to such waiver. If for any reason a Shareholder shall receive, in respect of the conversion of the ENVI Class B Shares held by him, her or it, more than an identical number of ENVI Class A Shares, such Shareholder agrees to, and hereby does, surrender all such excess ENVI Class A Shares to ENVI without additional consideration.

3. Transfer of Shares.

(a) Except with the prior written consent of the Company (such consent to be given or withheld in its sole discretion), from and after the date hereof, each Shareholder hereby agrees that he, she or it shall not (i) Transfer any of his, her or its Subject ENVI Securities, (ii) enter into (A) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more other developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer his, her or its Subject ENVI Securities or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject ENVI Securities in a manner inconsistent with the covenants and obligations of this Agreement, or (iii) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (i) or (ii); provided, however, that the foregoing shall not apply to any Transfer (1) to any other Shareholder party to this Agreement; (2) in the case of an individual, by will or intestate succession upon the death of the individual (it being understood and agreed that the appointment of one or more executors, administrators or personal representatives of the estate of an individual shall not be deemed a Transfer hereunder to the extent that such executors, administrators and/or personal representatives comply with the terms of this Agreement on behalf of such estate); (3) in the case of an individual, pursuant to a qualified domestic relations order, court order or in connection with a divorce settlement; (4) in the case of an individual, to a trust, family limited partnership or other entity Controlled by such individual and formed primarily for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such individual or any other person with whom the individual has a relationship by blood, marriage or adoption not more remote than first cousin; (5) to an Affiliate Controlled by such Shareholder; or (6) to a nominee or custodian of a permitted transferee under clauses (1) through (5) above; provided, that the transferring Shareholder shall, and shall cause any transferee of his, her or its Subject ENVI Securities of the type set forth in clauses (1) through (6), to enter into a written agreement in form and substance reasonably satisfactory to the Company, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Shareholder hereunder and the making of all applicable representations and warranties of the transferring Shareholder set forth in Section 5 with respect to such transferee and his, her or its Subject ENVI Securities received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). For the avoidance of doubt and not withstanding any other provision of this Section 3, nothing in this Agreement or otherwise shall prevent HB Strategies or its affiliates from Transferring or otherwise transacting in any securities of ENVI other than the Subject ENVI Securities, including without limitation those acquired in the open market, privately negotiated transactions, the ENVI initial public offering or otherwise.

(b) In the event of a stock split, stock dividend or distribution, or any change in the Equity Securities of ENVI by reason of a split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term “Subject ENVI Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(c) In furtherance of the foregoing, ENVI hereby agrees to (i) place a revocable stop order on all Subject ENVI Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify ENVI’s transfer agent in writing of such stop order and the restrictions on such Subject ENVI Securities under Section 3(a) and direct ENVI’s transfer agent not to process any attempts by any such Shareholder to Transfer any Subject ENVI Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of ENVI under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order or restrictions currently existing on the Subject ENVI Securities.

4. Other Covenants.

(a) Confidentiality. Each Shareholder hereby acknowledges and agrees that prior to the Company’s public announcement of the Business Combination Agreement on a Report on Form 8-K, the information being provided in connection with this Agreement, the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby is subject to the terms of that certain Mutual Confidentiality Agreement, dated February 12, 2021, by and between the Company and ENVI, a form of which is attached hereto as Exhibit A (the “Confidentiality Agreement”) and the terms of which are incorporated herein by reference, that such information may constitute confidential information of each of the Company and ENVI, that such Shareholder shall be bound by the Confidentiality Agreement to the same extent as if it were a party thereto as a recipient of confidential information thereunder, and that such Shareholder shall not disclose any such confidential information except as otherwise permitted by the Confidentiality Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 4(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement, the Business Combination Agreement, or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement, the Business Combination Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) Public Announcements. Each Shareholder agrees that neither it nor any of its Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Business Combination Agreement or the transactions contemplated hereby and thereby without the prior written consent of the Company and ENVI; provided, however, that each Shareholder and its Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Shareholder shall, to the extent permitted by such applicable Law, use commercially reasonable efforts to consult with the Company and ENVI and give each of the Company and ENVI the opportunity to review such announcement or communication and comment thereon and the disclosing Shareholder shall consider such comments in good faith, or (B) after the Closing, the disclosing Shareholder and/or its Representatives, as applicable, shall, to the extent permitted by such applicable Law, use commercially reasonable efforts to consult with ENVI and give ENVI the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 4(b) and (iii) to Governmental Entities in connection with any Consents required to be obtained or made under this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

(c) Exclusive Dealing. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Shareholder shall not, and shall cause its Representatives and controlled Affiliates not to, directly or indirectly: (i) solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, an ENVI Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an ENVI Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding an ENVI Acquisition Proposal; (iv) make any filings or submissions with the SEC in connection with any offering of any Equity Securities, or other securities, of any ENVI Party, other than any such filings or submissions required or otherwise expressly contemplated by the Business Combination Agreement; or (v) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any ENVI Acquisition Proposal or a transaction of the type in clause (iv) (other than to inform such Person of the existence of such Shareholder’s obligations under this Section 4(c)).

(d) Acknowledgement of Reliance. Each Shareholder acknowledges and agrees that the Company is entering into the Business Combination Agreement in reliance upon such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and without such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

(e) Waiver of Redemption. Each Shareholder hereby agrees that it shall not participate in or effect, or submit a request to participate in or effect any ENVI Shareholder Redemption with respect to any Subject ENVI Securities held by him, her or it, provided however, that nothing in this Section 4(e) or otherwise shall prohibit or restrict HB Strategies from redeeming any securities of ENVI other than the Subject ENVI Securities, including without limitation those acquired in the open market, privately negotiated transactions, the ENVI initial public offering or otherwise.

(f) Further Assurances. From time to time, at the Company’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. Each Shareholder further agrees not to commence or participate (in a manner adverse to ENVI or the Company) in, and to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding, derivate or otherwise, against ENVI, the Company or any of their respective Affiliates, challenging the transactions contemplated by the Business Combination Agreement or disputing the allocation of the consideration payable as part of the Merger pursuant to the terms of the Business Combination Agreement (including any Proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the Business Combination Agreement or (b) alleging breach of any fiduciary duty of the ENVI Board in connection with this Agreement, the Business Combination Agreement, any other Ancillary Agreement or any of the transactions contemplated hereby or thereby), except for any Proceeding to enforce such Shareholder’s right under the Investor Rights Agreement following the Closing.

(g) Authorization to Publish. Each Shareholder hereby authorizes ENVI and the Company to publish and disclose in any announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC such Shareholder’s identity and ownership of Equity Securities of the Company or ENVI and the nature of such Shareholder’s obligations under this Agreement.

(h) Forfeiture. If more than 25% of the ENVI Class A Shares issued and outstanding as of the date hereof are redeemed by the holders of such shares in accordance with the terms of ENVI’s Governing Documents, then, (i) immediately prior to the Closing, HB Strategies will forfeit a number of ENVI Warrants equal to the HB Pro Rata Share of the Forfeited Warrants (the “HB Forfeited Warrants”), and (ii) immediately prior to the Closing, Sponsor will forfeit a number of ENVI Warrants equal to the Sponsor Pro Rata Share of the Forfeited Warrants (the “Sponsor Forfeited Warrants”). To the extent HB Strategies and Sponsor are required to forfeit any such warrants, as applicable, in accordance with this Section 4(h), then immediately prior to the Closing, HB Strategies and Sponsor, as applicable, will (and, subject only to the occurrence of the Closing does), irrevocably surrender, forfeit and transfer to ENVI, for no consideration and without any further right thereto, and consents to the termination and cancellation of the HB Forfeited Warrants (and any other Equity Securities into which the HB Forfeited Warrants may have been converted or for which such HB Forfeited Warrants may have been exercised or exchanged) and the Sponsor Forfeited Warrants (and any other Equity Securities into which the Sponsor Forfeited Warrants may have been converted or for which such Sponsor Forfeited Warrants may have been exercised or exchanged). For purposes of this Section 4(h): “Forfeited Warrants” shall mean 25% of the total number of outstanding ENVI Warrants as of the date hereof (and shall include any other Equity Securities into which the Forfeited Warrants are or have been converted or for which such Forfeited Warrants are or have been exercised or exchanged, and any other securities issued in respect of any Forfeited Warrants in connection with a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of any such securities); “HB Pro Rata Share” shall mean the number of ENVI Warrants held by HB Strategies divided by the total number of ENVI Warrants held by both Sponsor and HB Strategies; and “Sponsor Pro Rata Share” shall mean the number of ENVI Warrants held by Sponsor divided by the total number of ENVI Warrants held by both Sponsor and HB Strategies.

5. Shareholder Representations and Warranties. Each Shareholder represents and warrants, solely with respect to himself, herself or itself and not any of the other Shareholders, to the Company as follows:

(a) If such Shareholder is an entity, such Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) If such Shareholder is an entity, such Shareholder has the requisite corporate, limited liability company or other similar power and authority or, if such Shareholder is an individual, has the legal capacity and the requisite power and authority to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If such Shareholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid, legal and binding agreement of such Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against such Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Shareholder with respect to such Shareholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by such Shareholder, the performance by such Shareholder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Shareholder is an entity, result in any breach of any provision of such Shareholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Shareholder or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject ENVI Securities, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(e) Such Shareholder is the record and beneficial owner of the Subject ENVI Securities and has valid, good and marketable title to the Subject ENVI Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Law, under the Governing Documents of ENVI, under the Ancillary Documents or under the other Contracts set forth on Section 4.6(a) of the ENVI Disclosure Schedules). Except for the Equity Securities of ENVI set forth on Schedule II hereto, together with any other Equity Securities of ENVI that such Shareholder acquires record or beneficial ownership after the date hereof, such Shareholder does not own, beneficially or of record, any Equity Securities of ENVI or have the right to acquire any Equity Securities of ENVI. Such Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject ENVI Securities and, except for this Agreement, the Business Combination Agreement, the Governing Documents of ENVI, the Ancillary Documents, the Contracts set forth on Section 4.6(a) of the ENVI Disclosure Schedules, or any proxy given for purposes of voting in favor of the Transaction Proposals, such Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more other developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer any of the Subject ENVI Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject ENVI Securities in a manner inconsistent with the requirements of this Agreement. The Shareholders, collectively, hold 100% of the issued and outstanding ENVI Class B Shares as of the date hereof.

(f) There is no Proceeding pending or, to such Shareholder’s knowledge, threatened in writing against or involving such Shareholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) Such Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Company and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which he, she or it is or will be a party and (ii) he, she or it has been furnished with or given access to such documents and information about the Company and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, such Shareholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of the Company (including, for the avoidance of doubt, none of the representations or warranties of the Company set forth in the Business Combination Agreement or any other Ancillary Document to which such Shareholder is not and will not be a party) or any other Person, either express or implied, and such Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the Company or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

(i) Such Shareholder hereby acknowledges and agrees that he, she, or it shall not receive (whether in his, her or its capacity as a shareholder of ENVI or otherwise) from ENVI any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the transactions contemplated by the Business Combination Agreement, except as otherwise expressly contemplated by the Business Combination Agreement, and excluding, for the avoidance of doubt, his, her or its ENVI Shares.

6. Termination. This Agreement (including the proxy granted pursuant to Section 1) shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the mutual written agreement of the Parties. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Section 4(a) (Confidentiality) and the representations and warranties set forth in Sections 5(g) and (h) shall each survive any termination of this Agreement, (iii) Section 4(b) (Public Announcements) and Section 17 shall each survive the termination of this Agreement pursuant to Section 6(a), and (iv) this Section 6, Section 7, Section 8, Section 13, Section 15, Section 16 and Sections 9 through 12, 14 and 18 through 23 (to the extent related to any of the provisions that survive the termination of this Agreement) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

7. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Affiliated Party or any ENVI Affiliated Party (other than the Shareholders named as parties hereto, on the terms and subject to the conditions set forth herein), and (b) no Company Affiliated Party or ENVI Affiliated Party (other than the Shareholders named as parties hereto, on the terms and subject to the conditions set forth herein), shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall any Shareholder have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warranties of any other Shareholder under this Agreement (including related to or arising out of the breach of any such covenant, agreement, obligation, representation or warranty by any other Shareholder), and (ii) in no event shall ENVI have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warrants of any Shareholder under this Agreement (including related to or arising out of any breach of any such covenant, agreement, obligation, representation or warranty by any Shareholder).

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and/or beneficial owner of such Shareholder’s Subject ENVI Securities, and not, in the case of each Other Class B Shareholder, in such Other Class B Shareholder’s capacity as a director, officer or employee of any ENVI Party, and (b) nothing herein will be construed to limit or affect any action or inaction by each Other Class B Shareholder or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any ENVI Party or as an officer, employee or fiduciary of any ENVI Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such ENVI Party.

9. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) or by reputable overnight courier (fees prepaid) (upon the next Business Day) to the other Parties, as applicable, as follows:

(a) If to ENVI prior to the Effective Time, to:

Environmental Impact Acquisition Corp.

535 Madison Avenue

New York, NY 10022

Attention: Legal Department

E-mail: lteipner@cgf.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk and Brian Duff

E-mail: steven.stokdyk@lw.com; brian.duff@lw.com

(b) If to the Company prior to the Effective Time or to ENVI after the Effective Time, to:

GreenLight Biosciences, Inc.

200 Boston Avenue, Suite 3100

Medford, MA 02155

Attention: General Counsel

Email: notices@greenlightbio.com

with a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

Attention: David A. Broadwin and John D. Hancock

E-mail: dab@foleyhoag.com; jdh@foleyhoag.com

and with a copy (which shall not constitute notice) to:

Foley Hoag LLP

1301 Avenue of the Americas, 25th Floor.

New York, NY 10019

Attention: Adrienne Ellman

E-mail: aellman@foleyhoag.com

(c) If to Sponsor or any Other Class B Shareholder, to:

CG Investments Inc. VI

535 Madison Avenue

New York, NY 10022

Attention: Legal Department

E-mail: lteipner@cgf.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk

E-mail: steven.stokdyk@lw.com

(d) If to HB Strategies LLC, to:

c/o Hudson Bay Capital Management LP

28 Havemeyer Place

Greenwich, CT 06830

Attn: Direct Investments Team

investments@hudsonbaycapital.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

11. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement among the Parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

12. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without each other Party’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 12 shall be void.

13. Fees and Expenses. Without limiting the Company’s rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

14. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that any other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

15. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject ENVI Securities. All rights, ownership and economic benefits of and relating to the Subject ENVI Securities shall remain vested in and belong to the applicable Shareholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of ENVI or exercise any power or authority to direct such Shareholder in the voting of any of the Subject ENVI Securities, except as otherwise expressly provided herein with respect to the Subject ENVI Securities. Except as otherwise expressly provided in Section 1, no Shareholder shall be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) such Shareholder’s written consent to any other matters presented to the shareholders of ENVI.

16. Acknowledgements. Each Party acknowledges that (a) Latham & Watkins LLP, counsel for ENVI and Sponsor, is only representing ENVI and Sponsor in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and (b) Foley Hoag LLP, counsel for the Company, is only representing the Company in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Each Shareholder acknowledges that (i) neither of the foregoing firms is representing HB Strategies or the Other Class B Shareholders in connection with this Agreement, the Merger, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby, thereby or otherwise and (ii) each of HB Strategies and the Other Class B Shareholders acknowledges that he, she or it has had the opportunity to consult with his, her or its own counsel.

17. Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

19. Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) the masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (l) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

21. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, DocuSign (or similar platform) or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

22. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED

OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS AGREEMENT OR A COPY THEREOF WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

23. Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding, claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 23 for any reason, (B) any claim that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) any claim that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail or overnight courier to such Party’s address set forth in Section 10 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ENVIRONMENTAL IMPACT ACQUISITION CORP.

By:	/s/ Daniel Coyne
Name: Daniel Coyne
Title: Chief Executive Officer and Director

GREENLIGHT BIOSCIENCES, INC.

By:	/s/ Andrey Zarur
Name: Andrey Zarur, Ph.D.
Title: Chief Executive Officer

CG INVESTMENTS INC. VI

By:	/s/ Jeffrey Barlow
Name: Jeffrey Barlow
Title: Director

HB STRATEGIES LLC

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

OTHER CLASS B SHAREHOLDERS

/s/ David Brewster
David Brewster

/s/ Dean Seavers
Dean Seavers

/s/ Deval L. Patrick
Deval L. Patrick

[Signature Page to Sponsor Letter Agreement]

SCHEDULE I

Other Class B Shareholders

David Brewster

Dean Seavers

Deval L. Patrick

SCHEDULE II

Equity Securities as of August 9, 2021

HB Strategies and Affiliates

1,000,000 ENVI Class A Shares

500,000 warrants to purchase ENVI Class A Shares

2,000,000 Private Placement Warrants

3,105,000 ENVI Class B Shares

Tech Opportunities, LLC, an affiliate of HB Strategies LLC, is making a commitment to acquire 600,000 shares of ENVI’s Class A Common Stock pursuant to a Subscription Agreement being executed contemporaneously with the Business Combination Agreement.

Sponsor

1,552,500 ENVI Class B Shares

600,000 Private Placement Warrants

Dean Seavers

172,500 ENVI Class B Shares

50,000 Private Placement Warrants

David Brewster

172,500 ENVI Class B Shares

50,000 Private Placement Warrants

Deval Patrick

172,500 ENVI Class B Shares

50,000 Private Placement Warrants

EXHIBIT A

Form of Confidentiality Agreement